U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2012

Global Arena Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49819	33-0931599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

708 Third Avenue

New York, NY 10017

(Address of principal executive offices)

Registrant's telephone number: 828-267-5996

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

Item 4.01 Changes in Registrant's Certifying Accountant

(a)(1)

      (i)  On January 24, 2012, Global Arena Holding, Inc. dismissed Marcum LLP.

     (ii) Marcum LLP. was originally engaged by Global Arena Holding, Inc. on August 1, 2011 and has not issued a report on behalf of the Global Arena Holding, Inc.  They have issued statements based on prior audits concluding that substantial doubts were raised about the registrant’s ability to continue as a going concern as a result of the significant losses the registrant had incurred and its limited capital resources.

     (iii) The decision to change accountants was approved by the registrant's board of directors; and

     (iv) For the last two years and through the date of the report, there have been no disagreements with Marcum LLP related to accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Marcum LLP, would have caused Marcum LLP to make reference to the subject matter of the disagreement in connection with its report.

   (2) On January 24, 2012, the registrant engaged Wei, Wei & Co., LLP as its independent accountants.

     (i)  Not Applicable

     (ii) Not applicable

   (3) The registrant has provided to Marcum LLP., its former accountant, a copy of the disclosures contained in this Item 4 and the registrant has requested a letter from Marcum LLP. addressed to the Commission, confirming certain statements made by the registrant in this Item 4.01.  A copy of this letter is attached hereto.

(b) Not applicable

Item 9.01 Financial Statements and Exhibits

Exhibit 16    Letter from Marcum LLP.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Global Arena Holding, Inc.

Dated: February 8, 2012

/s/Joshua Winkler

Joshua Winkler

Chief Executive Officer